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                                                                    Exhibit 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         Pursuant to (S)230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Aviston Financial Corporation with and into Kankakee Bancorp, Inc., as a person who is expected to become a director of Kankakee Bancorp, Inc., upon the consummation of such merger. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of Kankakee Bancorp, Inc. and will not be required to sign the Registration Statement.

July 21, 2003                                /s/ Sterling K. Jakel
                                         ---------------------------------------
                                             Sterling Kris Jakel